Response to Item 77I

Calvert High Yield Bond Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Income Fund
The Fund converted its Class Y shares to Class I shares and Class R shares to Class A shares on December 8,
2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Short Duration Income Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Calvert Ultra-Short Duration Income Fund
The Fund converted its Class Y shares to Class I shares on December 8, 2017. The terms of Class I shares are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.